EXHIBIT 32.2

CERTIFICATION

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned certifies that (1) this Quarterly Report of Cruzan International, Inc. (the “Company”) on Form 10-Q for the period ended March 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (this “Report”), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and (2) the information contained in this Report fairly presents, in all material respects, the financial condition of the Company as of March 31, 2005 and its results of operations for the period ended March 31, 2005.

/s/ Ezra Shashoua
Ezra Shashoua
Executive Vice President and Chief Financial Officer

Date:  May 13, 2005